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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PC]

                                 June 15, 2001

The PMI Group, Inc.
601 Montgomery Street
San Francisco, California  94111

       Re: Post-Effective Amendment No. 1 to Registration Statement No. 33-99378 on Form S-8

Ladies and Gentlemen:

       At your request, we are rendering this opinion in connection with the proposed issuance of up to 150,000 shares of common stock, $0.01 par value (the "Common Stock"), of The PMI Group, Inc., a Delaware corporation (the "Company"), under The PMI Group, Inc. Stock Plan for Non-Employee Directors, as amended, and The PMI Group, Inc. Equity Incentive Plan, as amended (collectively, the "Plans").

       We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

       Based on such examination, we are of the opinion that the 150,000 shares of Common Stock to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment No. 1 to Registration Statement No. 33-99378 on Form S-8 (the "Post-Effective Amendment") and to the use of our name wherever it appears in the Post-Effective Amendment. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Post-Effective Amendment, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Wilson Sonsini Goodrich & Rosati, PC

                                        WILSON SONSINI GOODRICH & ROSATI,
                                        Professional Corporation